POLICY INFORMATION

INSURED PERSON	[RICHARD ROE] 1

POLICY OWNER	[RICHARD ROE] 1

FACE AMOUNT
OF BASE POLICY	[$100,000] 1

DEATH BENEFIT	[OPTION A] 1		SEPARATE ACCOUNT [FP] 10

POLICY NUMBER	[XX XXX XXX] 1		ISSUE AGE [35] 1

BENEFICIARY	[MARGARET ROE] 1		SEX [MALE] 1

REGISTER DATE	[MAY 1, 2015] 1	RATING CLASS:	[SUBSTANDARD NON-TOBACO USER]

DATE OF ISSUE	[MAY 1, 2015] 1

THE LIFE INSURANCE QUALIFICATION TEST IS THE [GUIDELINE PREMIUM TEST] 2

THE MINIMUM BASE POLICY FACE AMOUNT IS [$100,000.] 3

A MINIMUM INITIAL PREMIUM PAYMENT OF [$143.58] 4 IS DUE ON OR BEFORE DELIVERY OF THE POLICY. EACH PREMIUM PAYMENT THEREAFTER MUST BE AT LEAST [$50.00.] 5

THE PLANNED PERIODIC PREMIUM OF [$500.00] 6 IS PAYABLE [QUARTERLY.] 7

THE MINIMUM GUARANTEED INTEREST RATE WE CREDIT TO THE PORTION OF YOUR POLICY ACCOUNT THAT IS IN OUR GIA IS 1.5% PER YEAR.

THE NO LAPSE GUARANTEE PERIOD IS [15] 8 YEARS FROM THE REGISTER DATE. SEE THE NO LAPSE GUARANTEE PROVISION

THE NO LAPSE GUARANTEE ACCUMULATION RATE: [NONE]. 9

SEE PAGE 3–CONTINUED FOR THE TABLE OF GUARANTEE PREMIUMS.

THE MAXIMUM AGE FOR A BASE POLICY FACE AMOUNT INCREASE OR A CHANGE TO DEATH BENEFIT OPTION B IS ATTAINED AGE [85] 11 OF THE INSURED PERSON. THE MAXIMUM AGE MAY VARY BASED ON THE RATING CLASS OF THE INSURED PERSON AT THE TIME OF SUCH INCREASE OR CHANGE TO OPTION B.

THE PLANNED PERIODIC PREMIUMS SHOWN ABOVE MAY NOT BE SUFFICIENT TO CONTINUE THE POLICY AND LIFE INSURANCE COVERAGE IN FORCE. THE PERIOD FOR WHICH THE POLICY AND COVERAGE WILL CONTINUE IN FORCE WILL DEPEND ON: (1) THE AMOUNT, TIMING AND FREQUENCY OF PREMIUM PAYMENTS; (2) CHANGES IN THE FACE AMOUNT AND THE DEATH BENEFIT OPTION; (3) CHANGES IN THE INTEREST RATES CREDITED TO OUR GIA AND THE INVESTMENT PERFORMANCE OF THE INVESTMENT FUNDS OF OUR SA; (4) CHANGES IN THE MONTHLY DEDUCTIONS FROM THE POLICY ACCOUNT FOR THIS POLICY AND ANY BENEFITS PROVIDED BY RIDERS TO THIS POLICY; (5) CHANGES IN DEDUCTIONS FROM PREMIUM PAYMENTS; AND (6) LOAN AND PARTIAL NET CASH SURRENDER VALUE WITHDRAWAL ACTIVITY.

HOWEVER, THIS POLICY IS GUARANTEED NOT TO LAPSE DURING THE NO LAPSE GUARANTEE PERIOD, SUBJECT TO THE NO LAPSE GUARANTEE PROVISION THAT IS PART OF THIS POLICY. SEE THE NO LAPSE GUARANTEE PROVISION FOR FURTHER DETAILS.

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POLICY INFORMATION CONTINUED — POLICY NUMBER XX XXX XXX

TABLE OF GUARANTEE PREMIUMS

BENEFITS	MONTHLY PREMIUM	PREMIUM PERIOD

NO LAPSE GUARANTEE	[$47.86] 1	[ 15] YEARS 2

YOU CAN, WITHIN LIMITS, MAKE PREMIUM PAYMENTS AT ANY TIME AND IN ANY AMOUNT. HOWEVER, THE MONTHLY PREMIUMS SHOWN ABOVE ARE USED TO DETERMINE WHETHER THE NO LAPSE GUARANTEE BENEFIT IS IN EFFECT AS DESCRIBED IN THE “GRACE PERIOD” PROVISION.

IF THE NET POLICY ACCOUNT VALUE AT THE TERMINATION OF THE NO LAPSE GUARANTEE PERIOD SHOWN ABOVE IS NOT SUFFICIENT TO COVER TOTAL MONTHLY DEDUCTIONS DUE AT THAT TIME, THIS POLICY WILL TERMINATE WITHOUT VALUE UNLESS AN ADDITIONAL PAYMENT IS MADE.

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POLICY INFORMATION CONTINUED — POLICY NUMBER XX XXX XXX

TABLE OF MAXIMUM MONTHLY DEDUCTIONS FROM YOUR POLICY ACCOUNT

BENEFITS		PERIOD

BASE POLICY COST OF INSURANCE CHARGE	MAXIMUM MONTHLY COST OF INSURANCE RATE FOR THE BASE POLICY (SEE PAGE 4) TIMES THOUSANDS OF BASE POLICY NET AMOUNT AT RISK.	[86] YEARS 1

MORTALITY AND EXPENSE RISK CHARGE	AN AMOUNT NOT TO EXCEED 0.07083% EACH POLICY MONTH OF THE AMOUNT OF YOUR POLICY ACCOUNT THAT IS THEN ALLOCATED TO THE INVESTMENT FUNDS OF OUR SEPARATE ACCOUNT.	ALL YEARS

ADMINISTRATIVE CHARGE	FOR EACH POLICY YEAR WE DEDUCT AT THE BEGINNING OF EACH POLICY MONTH AN AMOUNT NOT TO EXCEED: [$0.14] 2 FOR EACH $1,000 OF INITIAL BASE POLICY FACE AMOUNT PLUS $15.00.	[ 86 ] YEARS 1

	EACH POLICY YEAR FOLLOWING AN APPROVED REQUESTED FACE AMOUNT INCREASE, WE DEDUCT AT THE BEGINNING OF EACH POLICY MONTH A FIXED AMOUNT FOR EACH $1,000 OF FACE AMOUNT INCREASE THAT EXCEEDS THE PREVIOUS HIGHEST FACE AMOUNT. THIS AMOUNT IS DETERMINED BASED ON THE ATTAINED AGE, SEX, TOBACCO AND NON-TOBACCO USER STATUS AND RATING CLASS OF THE INSURED PERSON ON THE EFFECTIVE DATE OF THE INCREASE. CHANGES IN THE BASE POLICY FACE AMOUNT RESULTING FROM A CHANGE IN DEATH BENEFIT OPTION WILL NOT BE CONSIDERED IN COMPUTING THE PREVIOUS HIGHEST FACE AMOUNT.	TO ATTAINED AGE 121 AS MEASURED FROM THE EFFECTIVE DATE OF INCREASE, IF APPLICABLE

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POLICY INFORMATION CONTINUED – POLICY NUMBER XX XXX XXX

                    TABLE OF MAXIMUM MONTHLY COST OF INSURANCE RATES

PER $1,000 OF BASE POLICY NET AMOUNT AT RISK

INSURED PERSON’S		INSURED PERSON’S		INSURED PERSON’S

ATTAINED AGE	RATE	ATTAINED AGE	RATE	ATTAINED AGE	RATE

[35	0.16750	65	2.41667	95	55.23333
36	0.17667	66	2.66083	96	60.15333
37	0.18500	67	2.90833	97	65.73083
38	0.19833	68	3.17667	98	72.11750
39	0.21083	69	3.45500	99	79.51417

40	0.22500	70	3.79333	100	83.33250
41	0.24333	71	4.17333	101	83.33250
42	0.26667	72	4.67500	102	83.33250
43	0.29333	73	5.20750	103	83.33250
44	0.32417	74	5.77083	104	83.33250

45	0.35917	75	6.39083	105	83.33250
46	0.39333	76	7.07167	106	83.33250
47	0.43083	77	7.86833	107	83.33250
48	0.45250	78	8.80833	108	83.33250
49	0.47750	79	9.90583	109	83.33250

50	0.51250	80	11.11833	110	83.33250
51	0.55500	81	12.51833	111	83.33250
52	0.61250	82	14.00083	112	83.33250
53	0.67417	83	15.62667	113	83.33250
54	0.75333	84	17.46167	114	83.33250

55	0.85167	85	19.55833	115	83.33250
56	0.95083	86	21.94000	116	83.33250
57	1.05833	87	24.61667	117	83.33250
58	1.15083	88	27.57833	118	83.33250
59	1.25667	89	30.81333	119	83.33250

60	1.38500	90	34.32167	120	83.33250
61	1.54167	91	37.75417	121 AND	0.00000]
62	1.73333	92	41.48167	ABOVE
63	1.94917	93	45.59417
64	2.17583	94	50.16167

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POLICY INFORMATION CONTINUED — POLICY NUMBER XX XXX XXX

                                 TABLE OF SURRENDER CHARGES

FOR THE INITIAL BASE POLICY FACE AMOUNT

BEGINNING OF POLICY YEAR	CHARGE			BEGINNING OF POLICY YEAR	CHARGE

1	[$	2022.66		9	[$1469.85
2		2006.57		10	1371.58
3		1984.67		11	1270.16
4		1908.27		12	1163.84
5		1827.00		13	1053.51
6		1742.74		14	938.99
7		1655.41		15	759.91
8		1564.17	]	16 AND LATER	0.00]

A SURRENDER CHARGE WILL BE DEDUCTED FROM YOUR POLICY ACCOUNT IF THIS POLICY IS GIVEN UP FOR ITS NET CASH SURRENDER VALUE WITHIN THE FIRST FIFTEEN POLICY YEARS. THE SURRENDER CHARGE IN THE FIRST POLICY MONTH OF EACH POLICY YEAR IS SHOWN IN THE TABLE ABOVE. THE SURRENDER CHARGE DECLINES UNIFORMLY IN EQUAL MONTHLY AMOUNTS WITHIN EACH POLICY YEAR UNTIL IT REACHES ZERO IN THE TWELFTH MONTH OF POLICY YEAR FIFTEEN.

THIS TABLE ASSUMES NO FACE AMOUNT INCREASES. ADDITIONAL SURRENDER CHARGES MAY APPLY FOR CERTAIN FACE AMOUNT INCREASES. SEE THE “SURRENDER CHARGES” PROVISION OF THIS POLICY FOR A DESCRIPTION OF CHANGES TO SURRENDER CHARGES FOR FACE AMOUNT INCREASES.

IF THE BASE POLICY FACE AMOUNT IS REDUCED WITHIN THE FIRST FIFTEEN POLICY YEARS OR WITHIN FIFTEEN YEARS FOLLOWING A FACE AMOUNT INCREASE, A SURRENDER CHARGE WILL BE DEDUCTED FROM YOUR POLICY ACCOUNT. SEE THE “SURRENDER CHARGES” PROVISION OF THIS POLICY FOR A DESCRIPTION OF THE SURRENDER CHARGE DEDUCTED FOR A FACE AMOUNT REDUCTION.

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